                                                                 EXHIBIT m(1)(b)


                                 AMENDMENT NO. 1
               FIRST AMENDED AND RESTATED MASTER DISTRIBUTION PLAN

         The First Amended and Restated Master Distribution Plan (the "Plan"), dated as of July 1, 2000, pursuant to Rule 12b-1 of AIM Special Opportunities Funds, a Delaware business trust, is hereby amended as follows:

         Appendix A of the Plan is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                         AIM SPECIAL OPPORTUNITIES FUNDS
                       (CLASS A SHARES AND CLASS C SHARES)

                               (DISTRIBUTION FEE)


         The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio (or Class thereof) as designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio (or Class thereof).

                                                       MINIMUM
                                                        ASSET
PORTFOLIO                                               BASED             MAXIMUM           MAXIMUM
                                                        SALES             SERVICE          AGGREGATE
CLASS A SHARES                                         CHARGE               FEE               FEE
--------------                                         -------            -------          ---------

AIM Opportunities III Fund                              0.10%               0.25%             0.35%
AIM Opportunities II Fund                               0.10%               0.25%             0.35%
AIM Opportunities I Fund                                0.10%               0.25%             0.35%

                                                       MINIMUM
                                                        ASSET
                                                        BASED             MAXIMUM           MAXIMUM
                                                        SALES             SERVICE          AGGREGATE
CLASS C SHARES                                         CHARGE               FEE               FEE
--------------                                         -------            -------          ---------

AIM Opportunities III Fund                              0.75%               0.25%             1.00%
AIM Opportunities II Fund                               0.75%               0.25%             1.00%
AIM Opportunities I Fund                                0.75%               0.25%             1.00%


----------

* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof)."

         The Distributor will waive part or all of its Distribution Fee as to a Portfolio (or Class thereof) to the extent that the ordinary business expenses of the Portfolio exceed the expense limitation as to the Portfolio (if any) as contained in the Master Investment Advisory Agreement between the Company and A I M Advisors, Inc.

         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: July 1, 2002
       ------

                                        AIM SPECIAL OPPORTUNITIES FUNDS
                                        (on behalf of its Class A and Class C
                                        Shares)


                                        (LAM)
Attest: /s/ LISA A. MOSS                By: /s/ ROBERT H. GRAHAM
        ------------------------------      ------------------------------------
         Assistant Secretary                 Robert H. Graham
                                             President